================================================================================

                                                                     EXHIBIT 2.5


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           PER-SE TECHNOLOGIES, INC.,

                           HEALTH DATA SERVICES, INC.,

                       VIRTUAL INFORMATION SYSTEMS, INC.,

                                       AND

                      PAUL M. HELMICK AND WILLIAM T. ADAMS



                      DATED EFFECTIVE AS OF APRIL 27, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
1.       DEFINITIONS..............................................................................................1

2.       ACQUISITION OF ACQUIRED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES....................................12
         2.1.     Calculation of Estimated Net Working Capital of the Company....................................12
         2.2.     Purchase and Sale of Acquired Assets; Assumption of Liabilities................................12
         2.3.     Asset Purchase Consideration...................................................................12
         2.4.     Payment of Asset Purchase Consideration........................................................13
         2.5.     Time and Place of Closing......................................................................13
         2.6.     Deliveries at the Closing......................................................................13
         2.7.     Minimum Net Working Capital Adjustment to Asset Purchase Consideration.........................14
         2.8.     Earn-Out Payment...............................................................................15
         2.9.     Allocation of Asset Purchase Consideration.....................................................17

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OWNERS............................................17
         3.1.     Organization and Good Standing.................................................................18
         3.2.     Authority; No Conflict.........................................................................18
         3.3.     Financial Statements...........................................................................19
         3.4.     Books and Records..............................................................................19
         3.5.     Title to Properties; Security Interests........................................................20
         3.6.     Condition and Sufficiency of Assets............................................................20
         3.7.     Accounts Receivable............................................................................20
         3.8.     No Undisclosed Liabilities.....................................................................20
         3.9.     Taxes..........................................................................................21
         3.10.    No Material Adverse Change.....................................................................21
         3.11.    Employee Benefits..............................................................................22
         3.12.    Compliance with Legal Requirements; Governmental Authorizations................................23
         3.13.    Legal Proceedings; Orders......................................................................24
         3.14.    Absence of Certain Changes and Events..........................................................24
         3.15.    Contracts; No Defaults.........................................................................25
         3.16.    Insurance......................................................................................27
         3.17.    Environmental Matters..........................................................................28
         3.18.    Real Property..................................................................................29
         3.19.    Employees......................................................................................30
         3.20.    Labor Relations; Compliance....................................................................31
         3.21.    Intellectual Property..........................................................................31
         3.22.    Software.......................................................................................33
         3.23.    No Infringement................................................................................35
         3.24.    Certain Payments...............................................................................35
         3.25.    Disclosure.....................................................................................36
         3.26.    Relationships with Related Persons.............................................................36
         3.27.    Brokers or Finders.............................................................................36

         3.28.    Charter Provisions, Etc........................................................................36

4.       REPRESENTATIONS AND WARRANTIES OF PER-SE AND THE PURCHASER..............................................36
         4.1.     Organization and Good Standing.................................................................37
         4.2.     Authority; No Conflict.........................................................................37
         4.3.     Certain Proceedings............................................................................37
         4.4.     Brokers or Finders.............................................................................38

5.       COVENANTS...............................................................................................38
         5.1.     Access and Investigation.......................................................................38
         5.2.     Operation of the Business of the Company.......................................................38
         5.3.     Negative Covenant..............................................................................39
         5.4.     Required Approvals.............................................................................39
         5.5.     Indebtedness...................................................................................39
         5.6.     Company Plans..................................................................................39
         5.7.     No Negotiation.................................................................................39
         5.8.     Best Efforts...................................................................................40
         5.9.     Confidentiality................................................................................40
         5.10.    Litigation Support.............................................................................40
         5.11.    Transition.....................................................................................40
         5.12.    Assignment of Interests in Acquired Assets.....................................................41
         5.13.    Use of Company Name............................................................................41
         5.14.    Tax Matters....................................................................................41

6.       CONDITIONS PRECEDENT TO PER-SE'S AND THE PURCHASER'S OBLIGATION TO CLOSE................................42
         6.1.     Accuracy of Representations....................................................................42
         6.2.     Performance of Company and Owners..............................................................42
         6.3.     Consents.......................................................................................43
         6.4.     Release of Security Interests..................................................................43
         6.5.     Additional Documents...........................................................................43
         6.6.     No Proceedings.................................................................................44
         6.7.     Termination of Company Plans...................................................................44
         6.8.     No Claim Regarding Ownership or Sale Proceeds..................................................44
         6.9.     No Prohibition.................................................................................44
         6.10.    Due Diligence..................................................................................44

7.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE OWNERS' OBLIGATION TO CLOSE...............................45
         7.1.     Accuracy of Representations....................................................................45
         7.2.     Per-Se's and Purchaser's Performance...........................................................45
         7.3.     Additional Documents...........................................................................45
         7.4.     No Injunction..................................................................................46

8.       TERMINATION.............................................................................................46
         8.1.     Termination Events.............................................................................46
         8.2.     Effect of Termination..........................................................................46

9.       INDEMNIFICATION; REMEDIES...............................................................................47
         9.1.     Survival.......................................................................................47
         9.2.     Indemnification and Payment of Damages by the Company and the Owners...........................47
         9.3.     Indemnification and Payment of Damages by Per-Se and Purchaser.................................47
         9.4.     Time Limitations...............................................................................48
         9.5.     Limitations on Amount - Company and Owners.....................................................48
         9.6.     Limitations on Amount - Per-Se and Purchaser...................................................48
         9.7.     Procedure for Indemnification -- Third Party Claims............................................49
         9.8.     Procedure for Indemnification -- Other Claims..................................................50

10.      GENERAL PROVISIONS......................................................................................50
         10.1.    Expenses.......................................................................................50
         10.2.    Public Announcements...........................................................................50
         10.3.    Notices........................................................................................50
         10.4.    Jurisdiction; Service of Process...............................................................51
         10.5.    Further Assurances.............................................................................52
         10.6.    Waiver.........................................................................................52
         10.7.    Entire Agreement and Modification..............................................................52
         10.8.    Disclosure Schedule............................................................................52
         10.9.    Assignments, Successors, and No Third-Party Rights.............................................53
         10.10.   Severability...................................................................................53
         10.11.   Section Headings; Construction.................................................................53
         10.12.   Time of Essence................................................................................53
         10.13.   Governing Law..................................................................................53
         10.14.   Counterparts...................................................................................53
         10.15.   Arbitration....................................................................................53

                                    EXHIBITS



Exhibit A         Purchase Price Allocation
Exhibit B         Form of Employment Agreement
Exhibit C         Form of Noncompetition and Assignment and Inventions Agreement
Exhibit D         Form of Release Agreement
Exhibit E         Required Consents
Exhibit F         Form of Opinion of Deters, Benzinger & LaVelle, P.S.C.
Exhibit G         Form of Landlord Estoppel Certificate
Exhibit H         Form of Opinion of Powell, Goldstein, Frazer & Murphy LLP
Exhibit H         Form of Opinion of Robert Q. Jones, Jr.

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is dated effective as of April 27, 2001, by and among PER-SE TECHNOLOGIES, INC., a Delaware corporation ("Per-Se"), HEALTH DATA SERVICES, INC., an Ohio corporation ("Purchaser"), VIRTUAL INFORMATION SYSTEMS, INC., an Ohio corporation (the "Company"), PAUL M. HELMICK, an individual resident of the State of Ohio ("Helmick"), and WILLIAM T. ADAMS, an individual resident of the State of Ohio ("Adams") (Helmick and Adams are each a "Owner" and collectively, the "Owners"). Per-Se, the Purchaser, the Company, and the Owners are collectively referred to herein as the "Parties".

                                    RECITALS

         The Company is in the business of providing client/server software for remittance processing automation and cash reconciliation tracking for hospitals and physician groups.

         The Owners are the holders of all of the issued and outstanding capital stock of the Company.

         This Agreement contemplates a transaction in which the Company shall sell, transfer, assign and deliver to the Purchaser substantially all of the assets owned or used by, and certain of the liabilities of, the Company, and the Purchaser shall purchase and accept such assets, and assume such liabilities, and in connection therewith, the Company will receive consideration in the form of cash.

                                    AGREEMENT

         In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTANTS" - as defined in Section 2.7(c).

         "ACCOUNTS RECEIVABLE" - as defined in Section 3.7.

         "ACQUIRED ASSETS" -- all right, title, and interest in and to all of the assets of the Company used or usable in the conduct of the Business of the Company (except for those assets described below as Excluded Assets), including, without limitation, all of the Company's right, title and interest in and to:

                  (a) all leases with respect to the Leased Real Property, and all improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants with respect thereto (such as appurtenant rights in and to public streets);

                  (b) all tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, and the like);

                  (c) all Intellectual Property Assets, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

                  (d)      all Owned Software and all Licensed Software;

                  (e) all agreements (including but not limited to employment agreements, confidentiality agreements, and noncompetition agreements), contracts, leases (other than the real property leases), personal property leases, subleases, and rights thereunder (the "ASSUMED CONTRACTS");

                  (f)      all insurance policies of the Company;

                  (g) any current asset of the Company relating to the operation of the Company prior to the Closing Date, including but not limited to Cash (but excluding Cash not needed to satisfy the minimum Net Working Capital requirement set forth in Section 2.7 and Cash in the Company's payroll account as of the Closing Date necessary to satisfy the Company's payroll obligations to its employees up to and through the Closing Date), accounts receivables, inventories, prepaid expenses, and other current assets;

                  (h) all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

                  (i) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies;

                  (j) all books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials relating to the Business, except those excluded below as Excluded Assets; and

                  (k) all goodwill and similar intangible property of the Company.

PROVIDED, HOWEVER, that notwithstanding the foregoing, the Acquired Assets shall not include (the following shall be referred to as the "EXCLUDED ASSETS"):

                           (i) any rights or interests in and with respect to any Company Plan;

                           (ii) any rights or interests in any indentures, mortgages, lines of credit, instruments, security interests, guaranties, other similar arrangements constituting Indebtedness, and rights thereunder, of the Company (the "EXCLUDED CONTRACTS");

                           (iii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, original Tax Returns and other documents relating to the organization, maintenance, and existence of the Company as a corporation;

                           (iv) any and all of the rights of the Company under this Agreement; or

                           (v) any right, title, or interest in and to the Company's payroll account.

         "ACTUAL EBITDA" - as defined in Section 2.8(c).

         "AFFILIATE" - used to indicate a relationship to a specified person, firm, corporation, partnership, limited liability company, association or entity, and means any person, firm, corporation, partnership, limited liability company, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with such person, firm, corporation, partnership, limited liability company, association or entity.

         "ARBITRATOR" - as defined in Section 2.7(c).

         "ASSET PURCHASE CONSIDERATION" - as defined in Section 2.3.

         "ASSUMED LIABILITIES" -- (except to the extent such liabilities are expressly excluded as Excluded Liabilities described below):

                  (a) those current Liabilities of the Company which are reflected as current liabilities on the Closing Date Balance Sheet;

                  (b) Liabilities of the Company as tenant arising under the leases for the Leased Real Property set forth on Schedule 1(a) with respect to performance obligations that arise and become due and owing following the Closing, which Liabilities relate to the conduct of the business of the Purchaser with respect to such leases for the Leased Real Property after the Closing Date, and which do not relate to the conduct of the Business prior to the Closing Date; and

                  (c) all Liabilities of the Company with respect to performance obligations that arise and become due and owing following the Closing under those Assumed Contracts set forth on Schedule 1(b), which Liabilities relate to the conduct of the business of the Purchaser with respect to such Assumed Contracts after the Closing Date, and which do not relate to the conduct of the Business prior to the Closing Date.

PROVIDED, HOWEVER, that notwithstanding the foregoing, the Assumed Liabilities shall not include (the following shall be referred to herein as the "EXCLUDED LIABILITIES"):

                           (i) any Liability of the Company relating to the operation of the Company prior to the Closing Date resulting from, arising out of, or caused by any (i) breach of contract,
                  (ii) tort, (iii) infringement, or (iv) violation of law;

                           (ii) any Liability of the Company for any accounts payable or accrued expenses which, according to the Closing Date Balance Sheet and the books and records of the Company, are overdue by their terms at Closing, or at Closing are in excess of thirty (30) days of age from either (i) the date upon which the accrued expense was incurred by the Company, or (ii) the date of the invoice of the payable, as applicable;

                           (iii) any Liability of the Company relating to employees of the Company for the period prior to the Closing Date, including but not limited to employee compensation, bonuses, commissions, incentive compensation, sick pay, severance pay, workers' compensation, and payroll and other employer-related withholding obligations, and any entitlements due to any employees, whether by contractual obligation or normal business expectation, or pursuant to any stock appreciation or phantom stock plan or program;

                           (iv) any Liabilities under those contracts, agreements, leases, subleases, and instruments included among the Acquired Assets arising prior to the Closing Date which by their nature or amount should be reflected on the Closing Date Balance Sheet but are not so reflected;

                           (v) any Liabilities arising under the Excluded Contracts;

                           (vi)     any Liability of the Company for
                  Indebtedness of any kind;

                           (vii) Liabilities under the leases with respect to the Leased Real Property arising prior to the Closing Date;

                           (viii) any Liability of the Company for Taxes, and any penalties, interest and other additions to Tax arising out of the failure to pay prior to Closing any Taxes that were due prior to Closing;

                           (ix) any Liability of the Company with respect to any of the Company Plans or for any post-Closing retirement benefits for employees of the Company;

                           (x) any Liability of the Company arising under or with respect to any Equity Rights of the Company;

                           (xi) any Liability of the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

                           (xii) any Liability of the Company under this Agreement for failure to perform its obligations hereunder;

                           (xiii) any Liability arising from any use of or defect in any Company products sold prior to the Closing Date (regardless of the date of any loss, bodily injury, or property damage claimed to have resulted from such uses or defects);

                           (xiv)    any Environmental Health and Safety
                  Liabilities of the Company, including but not limited to liabilities arising from any Environmental Law, which arise or result, directly or indirectly, from conditions existing or operations conducted at any facility owned, operated, leased or used by the Company prior to the Closing Date;

                           (xv) any liability or obligation arising under the violation of any law, regulation, or ordinance by the Company prior to or on the Closing Date, including but not limited to any violation of any immigration law, regulation, or ordinance; or

                           (xvi) other than the Assumed Liabilities, any other Liability of the Company, whether absolute, contingent or otherwise, known or unknown, accrued or unaccrued, asserted or unasserted, or otherwise.

         "AUDITED BALANCE SHEET" -- as defined in Section 3.3.

         "BASE EBITDA" - as defined in Section 2.8(c).

         "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BUSINESS" -- (i) with respect to the period prior to and as of the Closing Date, the business conducted by the Company prior to and as of the Closing Date, and (ii) with respect to the period after the Closing Date, the business conducted by the Purchaser (or if applicable, an Affiliate of Purchaser) with the Acquired Assets and the Assumed Liabilities.

         "CLOSING" -- as defined in Section 2.5.

         "CLOSING DATE" -- as defined in Section 2.5.

         "CLOSING DATE BALANCE SHEET" - as defined in Section 2.7(b).

         "COBRA" - as defined in Section 3.11(e).

         "COMPANY GROUP" as defined in Section 3.11(a).

         "COMPANY PLAN" -- as defined in Section 3.11(b).

         "CONFIDENTIAL INFORMATION" -- (a) confidential data and confidential information relating to the business of any Party (the "PROTECTED PARTY") which is or has been disclosed to another Party (the "RECIPIENT") or of which the Recipient became aware as a consequence of or through its relationship with the Protected Party and which has value to the Protected Party and is not generally known to its competitors and which is designated by the Protected Party as confidential or otherwise restricted; and (b) information of the Protected Party, without regard to form, including, but not limited to, Intellectual Property Assets, Software, technical or nontechnical data, algorithms, formulas, patents, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product or service plans or lists of customers or suppliers which is not commonly known or available to the public and which information (i) derives economic value from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Notwithstanding anything to the contrary contained herein, Confidential Information shall not include any data or information that (v) has been voluntarily disclosed to the public by the Protected Party, (w) has been independently developed and disclosed to the public by others, (x) otherwise enters the public domain through lawful means, (y) was already known by Recipient prior to such disclosure (as evidenced by written documentation) or was lawfully and rightfully disclosed to Recipient by another Person, or (z) that is required to be disclosed by law or order without the availability of applicable protective orders or treatment.

         "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including but not limited to (a) the acquisition of the Acquired Assets, and the assumption of the Assumed Liabilities, by the Purchaser from the Company, the Purchaser's exercise of control over the Business of the Company following the Closing, and the payment of the Asset Purchase Consideration therefor; (b) the execution, delivery, and performance of each Employment Agreement, each Noncompetition Agreement, and each Release Agreement; and (c) the performance by Per-Se, Purchaser, the Company, and the Owners of their respective covenants and obligations under this Agreement.

         "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COPYRIGHTS" - as defined in Section 3.21(a).

         "DAMAGES" -- as defined in Section 9.2.

         "DISCLOSURE SCHEDULE" - as defined in Section 3.

         "EARN-OUT ARBITRATOR" - as defined in Section 2.8(h).

         "EARN-OUT INTERVAL" - as defined in Section 2.8(b).

         "EARN-OUT PAYMENT" - as defined in Section 2.8(a).

         "EARN-OUT STATEMENT" - as defined in Section 2.8(e).

         "EBITDA" - the net income of the Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business, plus to the extent such charges are deducted in determining net income of Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business, (i) any interest on Indebtedness of the Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business, (ii) all income Taxes of the Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business,
(iii) any depreciation expenses of the Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business, (iv) any amortization of goodwill and other intangibles of the Purchaser (or if applicable, an Affiliate of Purchaser) attributable to the Business, (v) the acquisition costs, reorganization costs, implementation costs, and similar costs of the Purchaser (or, if applicable, an Affiliate of Purchaser) arising from the Contemplated Transactions to the extent allocated to the Business, and (vi) those costs allocated to the Business by the Purchaser (or, if applicable, an Affiliate of Purchaser) that exceed the costs paid by the Company, for the similar products or services for the 12 months immediately preceding the Closing Date when prorated for a period of time equal to the period for which the EBITDA is being determined, all as calculated and determined in accordance with GAAP.

         "EBITDA TARGET" - as defined in Section 2.8(c).

         "EMPLOYEES" - as defined in Section 3.11(b).

         "EMPLOYMENT AGREEMENT" -- as defined in Section 6.2(b)(i).

         "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including fines, penalties, financial responsibility for cleanup costs, corrective action, removal, remedial actions and response actions, and any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions that could have significant impact on the Environment; preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances; cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "EQUITY RIGHTS" - any and all plans permitting the issuance of the capital stock of the Company, options to acquire capital stock of the Company; and/or other rights to acquire capital stock of the Company, that are valued in whole or in part by reference to the capital stock of the Company or that may be settled in capital stock of the Company.

         "ERISA" - as defined in Section 3.11(b)(i).

         "ESTIMATED ADJUSTMENT SCHEDULE" - as defined in Section 2.1.

         "FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles and trucks) currently or formerly owned or operated by the Company.

         "FINAL ADJUSTMENT SCHEDULE" - as defined in Section 2.7(b).

         "GAAP" -- United States generally accepted accounting principles, consistently applied, as in effect on the date hereof.

         "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" -- any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

         "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "INDEBTEDNESS" - (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), including the current portion of such indebtedness, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, and (iii) all capital lease obligations.

         "INDEMNIFIED PERSON" - as defined in Section 9.2.

         "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.21.

         "INTERIM BALANCE SHEET" -- as defined in Section 3.3.

         "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

"Knowledge" with respect to the Company shall mean the Knowledge of each Owner and each officer, director, and management employee responsible for the applicable functional area.

         "LEASED REAL PROPERTY" - as defined in Section 3.18.

         "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "LIABILITY" -- any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSED SOFTWARE" - as defined in Section 3.22(a).

         "MARKS" - as defined in Section 3.21(a).

         "NET WORKING CAPITAL" - the excess of total current assets, including without limitation cash, accounts receivable, net inventories (calculated in a first-in, first-out basis), prepaid expenses, and other current assets, in each case to the extent such are Acquired Assets, less total current liabilities, including without limitation accounts payable, accrued benefits, accrued liabilities, and other current liabilities (but excluding liabilities for accrued interest, deferred employee compensation, accrued Tax liability, deferred income, and any Indebtedness) to the extent such are Assumed Liabilities, in each case determined in accordance with GAAP. All accounting entries will be made regardless of their amount and all detected errors and omissions will be corrected regardless of their materiality.

         "NONCOMPETITION AGREEMENTS" -- as defined in Section 6.2(b)(ii).

         "NOTICE OF DISAGREEMENT WITH EARN-OUT STATEMENT" - as defined in
Section 2.8(f).

         "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any trust agreement adopted in connection with any trust; and (f) any amendment to any of the foregoing.

         "OVER-ACHIEVEMENT EBITDA TARGET" - as defined in Section 2.8(c).

         "OWNED SOFTWARE" - as defined in Section 3.22(a).

         "PATENTS" - as defined in Section 3.21(a).

         "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PURCHASE PRICE ADJUSTMENT" - as defined in Section 2.7(a).

         "PURCHASE PRICE ALLOCATION" - as defined in Section 2.9.

         "PURCHASER'S ADVISORS" - as defined in Section 5.1.

         "RELATED PERSON" -- with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (F) any Related Person of any individual described in clause (B) or (C).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

         "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "RELEASE AGREEMENT" -- as defined in Section 6.2(b)(iii).

         "REPRESENTATIVE" -- with respect to a particular Person, any director, manager, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SECURITY INTEREST" -- means any charge, claim, community property interest, condition, equitable interest, encumbrance, mortgage, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "SOFTWARE" - as defined in Section 3.22(a).

         "TAX" -- shall mean all tax (including but not limited to income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including but not limited to customs duty), deficiency or other fee and any related charge or amount (including but not limited to fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

         "TAX RETURN" -- any return (including but not limited to any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "TRADE SECRETS" - as defined in Section 3.21(a).

2.       ACQUISITION OF ACQUIRED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES

         2.1.     Calculation of Estimated Net Working Capital of the Company.

         Not earlier than three (3) days prior to the Closing Date, and prior to Closing, the Company, Per-Se, and Purchaser shall jointly calculate the estimated Net Working Capital of the Company as of the Closing Date (such calculation shall be referred to herein as the "Estimated Adjustment Schedule").

         2.2.     Purchase and Sale of Acquired Assets; Assumption of
Liabilities.

                  (a) The Purchaser agrees to purchase from the Company, and the Company agrees to sell, transfer, convey, assign and deliver to the Purchaser, all of the Acquired Assets at the Closing for the consideration specified in Section 2.3 below, free and clear of any Security Interest.

                  (b) On and subject to the terms and conditions of this Agreement, the Purchaser agrees to assume and become responsible for the Assumed Liabilities at the Closing for the consideration specified in Section 2.3 below. The Purchaser will not assume or have any responsibility, however, with respect to any Liability or obligation of the Company or the Owners which is not included among the Assumed Liabilities or which is an Excluded Liability.

                  (c) In the event of any claim against the Purchaser with respect to any of the Assumed Liabilities, without limiting Purchaser's remedies or defenses, the Purchaser shall have, and the Company hereby assigns to the Purchaser, any defense, counterclaim, or right of setoff which would have been available to the Company if such claim had been asserted against the Company.

                  (d) The assumption by the Purchaser of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third party against Per-Se, the Purchaser or the Company or their respective officers, directors, employees, stockholders, and advisors as compared to the rights and remedies which such third party would have had against such parties had the Purchaser not assumed such Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Purchaser of the Assumed Liabilities shall not create any third-party beneficiary rights. The Company shall pay and discharge when due, or contest in good faith, all of those liabilities of the Company which the Purchaser has not specifically agreed to assume pursuant to the provisions of this Agreement.

         2.3.     Asset Purchase Consideration.

         At Closing, in consideration for the sale, transfer, conveyance, assignment, and delivery of the Acquired Assets by the Company to the Purchaser, and the assumption by the Purchaser of the Assumed Liabilities from the Company, the Company shall be entitled to receive, in the manner described in Section 2.4 below, (i) Seven Million Dollars ($7,000,000.00), plus (ii) the post-closing contingent payment described in Section 2.8 below, and subject to post-Closing adjustment as provided in Section 2.7 below (the "Asset Purchase Consideration").

         2.4.     Payment of Asset Purchase Consideration.

         At Closing, the Asset Purchase Consideration shall be paid as follows:

                  (a) that amount, if any, of the Asset Purchase Consideration necessary to be paid to applicable lenders and other creditors of the Company to pay off Indebtedness or obtain clear title to the Acquired Assets, shall be paid to such lenders and other creditors in accordance with the payoff letters provided by such creditors;

                  (b) to the extent that the estimated Net Working Capital of the Company as of the Closing is, according to the Estimated Adjustment Schedule, less than $140,000, the Purchaser shall deduct from the Asset Purchase Consideration that amount which equals the difference between $140,000 and the estimated Net Working Capital of the Company according to the Estimated Adjustment Schedule; and

                  (c) The balance of the Asset Purchase Consideration shall be paid to a bank or other account designated by the Company in writing to the Purchaser at least two business days prior to the Closing Date by wire transfer or other immediately available funds.

         2.5.     Time and Place of Closing.

         The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street, NE, 16th Floor, Atlanta, Georgia 30303, no later than 9:00 a.m. on April 27, 2001, or such other date and time, or in such other manner, as the Parties may agree (the "Closing Date"). Subject to the provisions of Section 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.6.     Deliveries at the Closing.

         At the Closing, the Company and the Owners will deliver to Per-Se and the Purchaser the various certificates, instruments, and documents referred to in Section 6 below; Per-Se and the Purchaser will deliver to the Company the various certificates, instruments, and documents referred to in Section 7 below; the Company and the Owners will execute, acknowledge (if appropriate), and deliver to Per-Se and the Purchaser such documents as Per-Se and the Purchaser and their counsel may reasonably request; Per-Se and the Purchaser will execute, acknowledge (if appropriate), and deliver to the Company such documents as the Company and its counsel reasonably may request; and the Purchaser will deliver Asset Purchase Consideration in accordance with Section 2.4 above.

         2.7. Minimum Net Working Capital Adjustment to Asset Purchase Consideration.

                  (a) The Asset Purchase Consideration shall be reduced on a dollar-for-dollar basis to the extent that the Net Working Capital of the Company as of the commencement of business on the Closing Date is less than $140,000. Any decrease in the Asset Purchase Consideration pursuant to this
Section 2.7 shall be referred to as a "Purchase Price Adjustment".

                  (b) No later than forty five (45) days after the Closing Date, Per-Se and the Purchaser shall deliver to the Company (i) a balance sheet and a statement of operations of the Company for the period ended as the commencement of business on the Closing Date (the "Closing Date Balance Sheet"), and (ii) a separate statement calculating Net Working Capital of the Company as of the commencement of business as of the Closing Date based on the Closing Date Balance Sheet, showing any calculations with respect to any necessary Purchase Price Adjustment, including any necessary adjustments to reflect any previous adjustments based on the Estimated Adjustment Schedule (the "Final Adjustment Schedule").

                  (c) The Company shall, within thirty (30) days following its receipt of the Closing Date Balance Sheet and the Final Adjustment Schedule, accept or reject the Purchase Price Adjustment submitted by Per-Se and the Purchaser. If the Company disagrees with such calculation, it shall give written notice to the Purchaser of such disagreement and any reason therefor within such thirty (30) day period. Should the Company fail to notify Per-Se and the Purchaser of a disagreement within such thirty (30) day period, the Company shall be deemed to agree with Per-Se and the Purchaser's calculation. Any disagreement with respect to the determination of any Purchase Price Adjustment shall be referred to the Atlanta, Georgia office of Ernst & Young LLP (the "Arbitrator"). The Arbitrator shall act as an arbitrator and shall issue its report as to the Net Working Capital and the determination of the Purchase Price Adjustment reflected in the Final Adjustment Schedule within sixty (60) days after such dispute is referred to the Arbitrator. The Company on the one hand, and Per-Se and the Purchaser on the other hand, shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne by the Company on the one hand, and Per-Se and the Purchaser on the other hand, in such proportion as the Arbitrator shall determine based on the relative merit of the position of the parties. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

                  (d) If, based on the Adjustment Schedule as finally determined, the Net Working Capital of the Company is less than $140,000, the Company and the Owners shall pay to the Purchaser such deficit, less the amount deducted by the Purchaser pursuant to Section 2.4(b) above. Final amounts due hereunder shall be paid no later than five (5) business days following the Company's agreement with Per-Se's and the Purchaser's calculation of the Purchase Price Adjustment, or in the event of a disagreement, following the resolution of such disagreement by written agreement of Per-Se, the Purchaser and the Company, or the determination of the Arbitrator pursuant to Section 2.7(c) above.

         2.8.     Earn-Out Payment.

                  (a) In the event that the EBITDA attributable to the Business during the Earn-Out Interval (as defined below) is greater than $596,000, then the Company will be entitled to receive a contingent payment of up to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Earn-Out Payment") in accordance with the provisions of this Section 2.8.

                  (b) The Earn-Out Payment (if any) shall be made with respect to the period from April 27, 2001, through April 27, 2002 (the "Earn-Out Interval"), and will be paid in accordance with Section 2.8(i) upon the final determination of the Earn-Out Statement for the Earn-Out Interval.

                  (c) As used in this Section 2.8, (A) the "Base EBITDA" shall be $596,000, (B) the "EBITDA Target" shall be $970,000, and (B) the "Over-Achievement EBITDA Target" shall be $1,212,500. The Earn-Out Payment shall be calculated as follows:

                           (i) if the Earn-Out Statement (as defined below) shows that the EBITDA attributable to the Business with respect to the Earn-Out Interval (the "Actual EBITDA") is less than Base EBITDA, then no Earn-Out Payment shall be payable to the Company; or

                           (ii) if the Earn-Out Statement shows that Actual EBITDA is greater than the Base EBITDA but less than or equal to the EBITDA Target, then the Earn-Out Payment payable to the Company shall be equal to $1,200,000 multiplied by a fraction,
                  (x) the numerator of which equals Actual EBITDA, and (y) the denominator of which equals the EBITDA Target; or

                           (iii) if the Earn-Out Statement shows that Actual EBITDA is greater than the EBITDA Target but less than or equal to the Over-Achievement EBITDA Target, then the Earn-Out Payment payable to the Company shall be equal to (A) $1,200,000 plus (B) $300,000 multiplied by a fraction, (x) the numerator of which equals Actual EBITDA, and (y) the denominator of which equals the Over-Achievement EBITDA Target; or

                           (iv) if the Earn-Out Statement shows that Actual EBITDA is greater than the Over-Achievement EBITDA Target, then the Earn-Out Payment payable to the Company shall equal $1,500,000.

Under no circumstance shall the Earn-Out Payment be greater than $1,500,000.

                  (d) Any amount or calculation to be made in connection with the Earn-Out Payment shall be determined or made in accordance with GAAP. All accounting entries will be made regardless of their amount and all detected errors and omissions will be corrected regardless of their materiality.

                  (e) Within forty-five (45) days following the end of the Earn-Out Interval, the Purchaser shall, at its expense, conduct a financial review of the Purchaser (and if applicable, its Affiliates) attributable to the Business, and in connection with such review, shall prepare a statement of EBITDA attributable to the Business with respect to the Earn-Out Interval, and a separate statement calculating the Earn-Out Payment, if any, payable to the Company as contemplated in Section 2.8(c) above (the "Earn-Out Statement"). Promptly (but in no event later than 45 days) after completion of the review and the preparation of the Earn-Out Statement for the Earn-Out Interval, the Purchaser at its expense shall deliver to the Company a copy of such Earn-Out Statement. During the 45 days immediately following receipt of the Earn-Out Statement by the Company, the Company and its accountants shall be entitled to review the Earn-Out Statement and any working papers, trial balances and similar materials relating to the Earn-Out Statement prepared by the Purchaser or its accountants, and the Purchaser shall provide the Company and his accountants with reasonable access, during the Purchaser's normal business hours, to the Purchaser's personnel, properties, books and records for the sole purpose of verifying the Earn-Out Statement.

                  (f) The Earn-Out Statement shall become final and binding upon the Parties on the 46th day following delivery thereof unless the Company gives written notice to the Purchaser of its disagreement with the Earn-Out Statement (a "Notice of Disagreement with Earn-Out Statement") prior to such date. Any Notice of Disagreement with Earn-Out Statement shall specify in reasonable detail the nature of any disagreement so asserted.

                  (g) If a timely Notice of Disagreement with Earn-Out Statement is received by the Purchaser with respect to the Earn-Out Statement, then the Earn-Out Statement shall become final and binding upon the Parties on the earlier of (A) the date the Purchaser and the Company resolve in writing all differences they have with respect to the matters specified in a Notice of Disagreement with Earn-Out Statement, or (B) the date the matters in dispute are finally resolved in writing by the Earn-Out Arbitrator in the manner described below.

                  (h) During the 45 days immediately following the delivery of any Notice of Disagreement with Earn-Out Statement, the Purchaser and the Company shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement with Earn-Out Statement. During such period, the Company and its accountants shall each have access to the Purchaser's working papers, trial balances and similar materials (including the working papers, trial balances and similar materials of the Purchaser's accountants) prepared in connection with the Purchaser's preparation of the Earn-Out Statement. If such differences have not been resolved by the end of such 45-day period, the Purchaser and the Company shall submit to the Atlanta, Georgia office of Ernst & Young LLP (the "Earn-Out Arbitrator") for review and resolution any and all matters which remain in dispute and which were included in any Notice of Disagreement with Earn-Out Statement (it being understood that the Earn-Out Arbitrator shall act as an arbitrator to determine, based solely on presentations by the Purchaser and the Company (and not by independent review), only those matters which remain in dispute), and the Earn-Out Arbitrator shall reach a final, binding resolution of all matters which remain in dispute, which final resolution shall be (A) in writing, (B) furnished to the Purchaser and the Company as soon as practicable after the items in dispute have been referred to the Earn-Out Arbitrator, and
(C) made in accordance with this Agreement. The Earn-Out Statement, with any adjustments necessary to reflect the Earn-Out Arbitrator's resolution of the matters in dispute, shall become final and binding on the Parties on the date the Earn-Out Arbitrator delivers its final resolution to the Parties. The Company on the one hand, and the Parent and the Purchaser on the other hand, shall bear all costs and expenses incurred by it in connection with such arbitration, except that the fees and expenses of the Earn-Out Arbitrator hereunder shall be borne by the Company and the Parent and the Purchaser in such proportion as the Arbitrator shall determine based on the relative merit of the position of the parties. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the Earn-Out Arbitrator in accordance with the provisions hereof shall be final and binding with respect to the matters so arbitrated and there shall be no right of appeal therefrom.

                  (i) If an Earn-Out Payment is payable with respect to the Earn-Out Interval, such Earn-Out Payment shall be paid by the Purchaser to the Company or the Owners, within thirty (30) days following final resolution of the Earn-Out Statement.

                  (j) In the event that the employment of either Owner is terminated for any reason other than "cause" (as such term is defined in such Owner's Employment Agreement) during the Earn-Out Interval, and an Earn-Out Payment is payable to the Company in accordance with this Section 2.8, such Earn-Out Payment shall nevertheless be paid to the Company in accordance with this Section 2.8, but in no event shall the Earn-Out payable in such circumstance be less than $200,000. In addition, in the event that the employment of either Owner is terminated for any reason other than "cause" (as such term is defined in such Owner's Employment Agreement) during the Earn-Out Interval, and the Earn-Out Statement indicates that the Actual EBITDA is less than Base EBITDA, then the Earn-Out Payment payable to the Company in such circumstance nevertheless shall be $200,000. In the event that the employment of either Owner is terminated by the Purchaser or Per-Se for "cause" (as such term is defined in such Owner's Employment Agreement) during the Earn-Out Interval, then the provisions of this Section 2.8 shall cease to apply and no Earn-Out Payment shall be payable to the Company.

                  (k) During the Earn-Out Interval, the Purchaser covenants and agrees that it shall not use the software or other technology used in the conduct of the Business for any internal Purchaser use without the written consent of the Company or the Owners.

                  (l) It is expressly understood between the Parties hereto that the Earn-Out Payment contemplated herein, if any, is included as part of the Asset Purchase Consideration paid for the Acquired Assets and the Assumed Liabilities pursuant to this Section 2.8.

         2.9.     Allocation of Asset Purchase Consideration.

         The Asset Purchase Consideration will be allocated for all purposes (including Tax and financial accounting purposes) as set forth (or in accordance with the methodology set forth) in Exhibit A hereto (the "Purchase Price Allocation"). Each of the Parties hereto will not take a position on any Tax Return, before any Governmental Body charged with the collection of any Tax, or in any Proceeding, that is in any way inconsistent with the Purchase Price Allocation and will cooperate with each other in timely filing consistent with such allocation on applicable forms with the IRS.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OWNERS

         The Company and the Owners, jointly and severally, represent and warrant to Per-Se and the Purchaser that the statements contained in this
Section 3 are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Closing Date, except as specified to the contrary in the corresponding section of the disclosure schedule prepared by the Company and the Owners accompanying this Agreement and initialed by Per-Se, the Purchaser and the Company (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1.     Organization and Good Standing.

         Schedule 3.1 contains a complete and accurate list of (i) the jurisdiction of incorporation Company and (ii) the other jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Assumed Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         3.2.     Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Company and each Owner, enforceable against the Company and each Owner in accordance with its terms. Upon the execution and delivery by the Company and each Owner of, the Noncompetition Agreements and the Release Agreements, (collectively, the "Company Closing Documents"), the Company Closing Documents to which the Company and the Owners are a party will constitute the legal, valid, and binding obligations of the Company and each Owner, enforceable against the Company and each Owner in accordance with their respective terms. The board of directors of the Company and all of the shareholders of the Company have approved and authorized this Agreement and the Contemplated Transactions, in each case without condition, limitation or restriction. The Company and each Owner has the respective right, power, authority, and capacity to execute and deliver this Agreement and the Company Closing Documents to which it is a party and to perform each of their obligations under this Agreement and the Company Closing Documents to which it is a party.

                  (b) Except as set forth in Schedule 3.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company;

                           (iv) cause the Company to become subject to, or to become liable for the payment of, any material Tax;

                           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract; or

                           (vi) result in the imposition or creation of any Security Interest upon or with respect to any of the Acquired Assets or the Assumed Liabilities.

         3.3.     Financial Statements.

         The Company has delivered to Per-Se and the Purchaser: (a) unaudited balance sheet of the Company as at December 31, 2000 (the "Audited Balance Sheet"), and December 31, 1999, and the related unaudited statement of income, retained earnings, and cash flows for each of the fiscal years then ended, and
(b) an unaudited balance sheet of the Company as at March 31, 2001 (the "Interim Balance Sheet") and the related unaudited statements of income, retained earnings and cash flows and supplementary data for the three (3) months then ended. Such financial statements and notes fairly present the financial condition and the results of operations and cash flows of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the last audited statement); the financial statements referred to in this Section 3.3 reflect the consistent application of such accounting principles throughout the periods involved. The Company has not been advised by any attorney representing it that there are any "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board of March, 1975), which would be required to be disclosed or accrued in financial statements of the Company was such statements prepared as of the date hereof. No financial statements of any Person other than the Company is required by GAAP to be included in the financial statements of the Company.

         3.4.     Books and Records.

         The books of account, minute books, stock record books, and other records of the Company, including but not limited to those which constitute Acquired Assets, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company are true and complete in all material respects and the Company has not taken any action not reflected in the minutes which would have a material adverse effect on the Company.

         3.5.     Title to Properties; Security Interests.

         The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that the Company purports to own or reflected as owned in the Audited Balance Sheet and the Interim Balance Sheet, and the other books and records of the Company, including but not limited to all of the Acquired Assets and the Assumed Liabilities. All properties and assets which are Acquired Assets are free and clear of all Security Interests, and in the case of the Leased Real Property, are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature.

         3.6.     Condition and Sufficiency of Assets.

         The buildings, facilities, structures, and equipment of and used by the Company which constitute the Acquired Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, facilities, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, facilities, structures, and equipment of the Company which constitute the Acquired Assets are sufficient for the continued conduct of the Business of the Company after the Closing in substantially the same manner as conducted prior to the Closing.

         3.7.     Accounts Receivable.

         All accounts receivable of the Company that are reflected on the Audited Balance Sheet or the Interim Balance Sheet or on the Closing Date Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Audited Balance Sheet or the Interim Balance Sheet or on the Closing Date Balance Sheet (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable.

         3.8.     No Undisclosed Liabilities.

         The Company does not have any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Audited Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         3.9.     Taxes.

                  (a) The Company and the Owners have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. The Company has delivered to Per-Se and Purchaser copies of, and Schedule 3.9(a) contains a complete and accurate list of, all filings prepared by the Company and the Owners with respect to income for federal income tax purposes since December 31, 1996. The Company and the Owners have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to Tax Returns or otherwise, or pursuant to any assessment received by the Company or the Owners, except such Taxes, if any, as are listed in Schedule 3.9(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Balance Sheet and the Interim Balance Sheet. There are no unpaid Taxes that could constitute a Security Interest on the Acquired Assets, the Assumed Liabilities, the Business, or the other assets or properties of the Company.

                  (b) The United States federal and state income Tax Returns of the Company and the Owners subject to such Taxes have not been audited by the IRS. Schedule 3.9(b) contains a complete and accurate list of all audits of all Tax Returns from December 31, 1996, through such period, including a description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.9(b), are being contested in good faith by appropriate proceedings. Schedule 3.9(b) describes all adjustments to the United States federal income Tax Returns filed by the Company, the Owners, or any group of corporations including the Company for all taxable years since 1996, and the resulting deficiencies proposed by the IRS. Neither the Company nor the Owners have been given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or the Owners or for which the Company or the Owners may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the books of the Company and the Owners is adequate (determined in accordance with GAAP). There exists no proposed tax assessment against the Company or the Owners except as disclosed in the Audited Balance Sheet or in
Schedule 3.9(c). No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company or the Owners. All Taxes that the Company and the Owners are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by the Company and the Owners are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company or the Owners after the date of this Agreement.

         3.10.    No Material Adverse Change.

         Since the date of the Interim Balance Sheet, there has not been any material adverse change in the Acquired Assets, the Assumed Liabilities, the Business, or any of the operations, properties, prospects, assets, working capital or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.11.    Employee Benefits.

                  (a) No corporation, trade, business, or other entity, other than the Company, would now or in the past constitute a single employer within the meaning of Section 414 of the IRC. The Company and any other entities which now or in the past constitute a single employer within the meaning of IRC
Section 414 are hereinafter collectively referred to as the "Company Group."

                  (b) Schedule 3.11(b) contains a true and complete list of all the following agreements or plans which are presently in effect or which have previously been in effect and which cover employees of any member of the Company Group ("Employees"), and indicating, with respect to each, the plans for which the Company currently maintains or contributes to on behalf of each of their Employees:

                           (i)      Any employee benefit plan as defined in
                  Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any trust or other funding agency created thereunder, or under which any member of the Company Group, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee or former Employee has any present or future right to benefits which are covered by ERISA; or

                           (ii)     Any other pension, profit sharing,
                  retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical, life insurance, split dollar or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Company Group maintains or to which any member of the Company Group has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

                  The plans, programs, policies, or arrangements described in subparagraph (i) or (ii) above are hereinafter collectively referred to as the "Company Plans." Except as disclosed on Schedule 3.11(b), and except for any Company Plans which have been terminated, and with respect to which neither the Company nor any member of the Company Group has any financial, administrative or other liability, obligation, or responsibility, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Plan.

                  (c) No member of the Company Group maintains or contributes to or has maintained or contributed to an "employee benefit pension plan" within the meaning of ERISA Section 3(2) that is or was subject to Title IV of ERISA.

                  (d) No member of the Company Group has any past, present or future obligation or liability to contribute or has contributed to any multiemployer plan as defined in ERISA Sections 3(37) and 4001(a)(3).

                  (e) Except as disclosed on Schedule 3.11(e), each member of the Company Group has complied with the continuation coverage requirements of
Section 4980B of the IRC, Section K, Chapter 100 of the IRC and ERISA Sections 601 through 608 ("COBRA"), and with the portability, access and renewability provisions of ERISA Sections 701 through 713.

         3.12.    Compliance with Legal Requirements; Governmental
                  Authorizations.

                  (a)      Except as set forth in Schedule 3.12(a):

                           (i) The Company has complied with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business of the Company or the ownership or use of any of the Acquired Assets or Assumed Liabilities;

                           (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iii) The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any material Legal Requirement.

                  (b) Schedule 3.12(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the Business of, or to any of the Acquired Assets or Assumed Liabilities owned or used by, the Company or that is necessary for the conduct of the Business by the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.12(b) is valid and in full force and effect. Except as set forth in Schedule 3.12(b):

                           (i) The Company has complied with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.12(b);

                           (ii) No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Schedule 3.12(b);

                           (iii) The Company has not received any notice or other communication (whether oral or written) from any Governmental Body regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization; and

                           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.12 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         3.13.    Legal Proceedings; Orders.

                  (a) Except as set forth on Schedule 3.13, there is no pending Proceeding:

                           (i) that has been commenced by or against the Company or that could impair the Company's use of any of its assets, including the Acquired Assets and the Assumed Liabilities; or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company and the Owners, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in Schedule 3.13 will not have a material adverse effect on the Acquired Assets, Assumed Liabilities, or any of the operations, condition, or prospects of the Business of the Company.

                  (b)      Except as set forth in Schedule 3.13:

                           (i) there is no Order to which the Company, or any of the assets owned or used by the Company, including the Acquired Assets and the Assumed Liabilities, is subject; and

                           (ii) to the Knowledge of Company and the Owners, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the Business of the Company.

         3.14.    Absence of Certain Changes and Events.

         Except as set forth in Schedule 3.14, since the date of the Audited Balance Sheet, the Company has conducted its Business only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any option or right to purchase capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any capital stock; or declaration or payment of any dividend or other distribution or payment in respect of its capital stock;

                  (b) amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) damage to or destruction or loss of any asset or property of the Company, including any Acquired Asset or Assumed Liability, whether or not covered by insurance, adversely affecting the Acquired Assets, Assumed Liabilities, or other properties, assets, business, financial condition, or prospects of the Company;

                  (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any Acquired Asset or Assumed Liability, or any other material asset or property of the Company or imposition of any Security Interest on any Acquired Asset, Assumed Liability, or other material asset or property of the Company;

                  (h) cancellation or waiver of any material claims or rights;

                  (i) commitment by the Company to expend funds individually in an amount in excess of $10,000, or when considered in the aggregate, in excess of $25,000;

                  (j)      change in the accounting methods used by the Company;
or

                  (k) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.15.    Contracts; No Defaults.

                  (a) Schedule 3.15(a) contains a complete and accurate list, and the Company has delivered to Per-Se and Purchaser true and complete copies, of:

                           (i) each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000;

                           (ii) each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000;

                           (iii) each Contract pursuant to which the Company licenses other persons to use any of the Software or has agreed to support, maintain, upgrade, enhance, modify, or consult with respect to any of the Software, or pursuant to which other persons license Company to use the Licensed Software;

                           (iv) each Contract by which the Company has agreed to design, develop, author or create any new custom, or customized software for any third party;

                           (v) each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

                           (vi) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

                           (vii) each Contract with respect to Intellectual Property assets, and each form of Contract with former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (viii) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                           (ix) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (x) each Contract containing covenants that in any way purport to restrict the business activity of the Company or any Owner or limit the freedom of the Company or any Owner to engage in any line of business or to compete with any Person;

                           (xi) each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods and other than commission arrangements with sales employees of the Company entered into in the Ordinary Course of Business;

                           (xii) each power of attorney that is currently effective and outstanding;

                           (xiii)   each Contract for capital expenditures;

                           (xiv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing Contracts, identified or required to be identified.

                  (b) No Owner (and no Related Person of any Owner) has or may acquire any rights under, or has or may become subject to any obligation or liability under, any Contract that relates to the Business of, or any of the assets owned or used by, the Company, including any Acquired Asset or Assumed Liability.

                  (c) Each Assumed Contract is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d)      Except as set forth in Schedule 3.15(d):

                           (i) The Company has complied with all applicable terms and requirements of each Assumed Contract under which the Company has or had any obligation or liability;

                           (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assumed Contract; and

                           (iii) The Company has not given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assumed Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Assumed Contracts with any Person and to the Knowledge of the Company and the Owners no such Person has made written demand for such renegotiation.

         3.16.    Insurance.

                  (a) The Company has delivered to Per-Se and Purchaser true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director, officer or shareholder of the Company, is or has been covered at any time since December 31, 1998.

                  (b)      Schedule 3.16(b) describes:

                           (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder; and

                           (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company.

                  (c) Schedule 3.16(c) sets forth, by year, for the current policy year and each of the two preceding policy years:

                           (i) a summary of the loss experience under each policy;

                           (ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000; and

                           (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d)      Except as set forth on Schedule 3.16(d):

                           (i) All policies to which the Company is a party or that provide coverage to the Company or any director, shareholder, or officer of the Company:

                                    (A)      are valid, outstanding, and
                           enforceable;

                                    (B)      are issued by an insurer that is
                           financially sound and reputable; and

                                    (C)      do not provide for any
                           retrospective premium adjustment or other experienced-based liability on the part of the Company.

                           (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director, officer or shareholder thereof.

                           (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

         3.17.    Environmental Matters.

         Except as set forth in Schedule 3.17:

                  (a) The Company is, and at all times has been, in compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company does not have any basis to expect, nor has the Company or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of the Company or the Owners, Threatened claims, Security Interests, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets in which the Company has or had an interest.

                  (c) Neither the Company nor the Owners have any Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither the Company, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) had an interest.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities except in compliance with all applicable Environmental Laws.

                  (f) There has been no Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (including the Acquired Assets and the Assumed Liabilities) in which the Company had an interest.

                  (g) The Company has delivered to Per-Se and Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

         3.18.    Real Property.

         The Company does not own any real property. Schedule 3.18 lists and describes briefly all real property leased to the Company (the "Leased Real Property"). The Company has delivered to Per-Se and the Purchaser true, correct and complete copies of the leases for the Leased Real Property (as amended to date). With respect to each lease for Leased Real Property:

                  (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                  (b) the Company is not, and to the Knowledge of the Company, no party to the lease or sublease is, in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (c) the Company has not, and to the Knowledge of the Company, no party to the lease or sublease has, repudiated any provision thereof;

                  (d) there are no disputes, oral agreements, or forbearance programs in effect as to the lease; and

                  (e) all facilities leased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations.

         3.19.    Employees.

                  (a) Schedule 3.19(a) contains a list of the following information for each full-time, part-time or temporary employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current employment status and current compensation. Schedule 3.19(a) also contains a list of all written contracts of employment to which the Company is a party, except for contracts which can be terminated without liability upon not more than thirty (30) days notice.

                  (b) To the Knowledge of the Company and the Owners, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director, or (ii) the ability to conduct the Business of the Company. To the Knowledge of the Company and the Owners, no director, officer, or other key employee of the Company intends to terminate his employment.

                  (c) Schedule 3.19(c) also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.20.    Labor Relations; Compliance.

                  (a) The Company is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and to the Knowledge of the Company and the Owners there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any pending proceeding against or affecting the Company relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated. The Company has complied in all respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements, or for any other legal requirement relating to the employer-employee relationship.

                  (b) Schedule 3.20 of the Disclosure Schedule contains a complete list of employment-related lawsuits and/or governmental administrative proceedings to which the Company is currently a party. This list includes any employment-related disputes brought under any applicable federal, state or local laws, as well as all administrative actions including, but not limited to, those proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Agency and the Department of Labor, and any state counterparts to such agencies.

         3.21.    Intellectual Property.

                  (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

                           (i) The name, all fictional business names, trade names, styles, registered and unregistered trademarks, service marks, and applications owned, used, or licensed by the Company as licensee or licensor (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions and discoveries that may be patentable owned, used, or licensed by the Company as licensee or licensor (collectively, "Patents");

                           (iii) all copyrights in both published works and unpublished works owned, used, or licensed by the Company as licensee or licensor (collectively, "Copyrights"); and

                           (iv) all know-how, trade secrets, confidential information, customer lists, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

                  (b) Agreements. Schedule 3.21(b) describes any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets, except for licenses for commonly available software programs under which the Company is the licensee. There are no outstanding and, to the Knowledge of the Company and the Owners, no Threatened disputes or disagreements with respect to any such Contract.

                  (c) Know-How Necessary for the Business. The Intellectual Property Assets are all those necessary for the operation of the Business as currently conducted. The Company is the owner of all right, title, and interest in and to each of their respective Intellectual Property Assets, free and clear of all Security Interests, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (d)      Patents.

                           (i) Schedule 3.21(d) contains a complete and accurate list of all Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Security Interests.

                           (ii) All of the issued Patents are currently in compliance with formal legal requirements, are valid and enforceable and are not subject to any maintenance fees or taxes falling due within ninety (90) days after the Closing Date.

                           (iii) No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceedings. To the Knowledge of the Company and the Owners, there is no potentially interfering patent or patent application of any third party.

                           (iv) No Patent is infringed or, to the Knowledge of the Company and the Owners, has been challenged or threatened in any way. None of the products manufactured or sold, nor any process or know-how used by the Company, materially infringes any patent or proprietary right of any other Person.

                           (v) All products material to the conduct of the Business made, used or sold under the Patents have been marked with the proper patent notice.

                  (e)      Trademarks

                           (i) Schedule 3.21(e) contains a complete and accurate list and summary description of all Marks registered with the U.S. Patent and Trademark Office. The Company is the owner of all right, title, and interest in and to each of its Marks, free and clear of all Security Interests.

                           (ii) To the Knowledge of the Company and the Owners, there is no potentially interfering trademark or trademark application of any third party.

                           (iii) No Mark is infringed or, to the Knowledge of the Company and the Owners, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (f)      Copyrights

                           (i) Schedule 3.21(f) contains a complete and accurate list and summary description of all Copyrights material to the conduct of the Business. The Company is the owner of all right, title, and interest in and to each of its Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) No Copyright is infringed or, to the Knowledge of the Company and the Owners, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iii) All works encompassed by the Copyrights have been marked with the proper copyright notice.

                  (g)      Trade Secrets

                           (i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets material to the conduct of the Business.

                           (ii) The Company has good title and an absolute right to use its Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Company and the Owners, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or both of the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         3.22.    Software.

                  (a) Schedule 3.22(a) sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) which were developed for or on behalf of, or have been purchased by, the Company and which are currently used internally by Company or which have been distributed by Company and all computer programs under development by Company but not currently distributed (collectively, the "Owned Software"), and Schedule 3.22(a) sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company by another person which are currently used internally by Company or which have been distributed by Company, whether as integrated or bundled with any of Company's computer programs or as a separate stand-alone product (specifically excluding any off-the-shelf computer program that is validly and properly licensed under a shrink-wrap license) (collectively, the "Licensed Software" and, together with the Owned Software, the "Software").

                  (b) The Company has good and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use, create derivative works of, or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Security Interests. The Company is in actual possession of the source code and object code for each computer program included in the Owned Software, and the Company is in possession of all other documentation, including without limitation all related engineering specifications, program flow charts, installation and user manuals and know-how necessary for the effective use of the Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. The Company is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software constitutes all of the computer programs necessary to conduct the Company's business as now conducted, and includes all of the computer programs licensed or offered for license to the Company's customers and potential customers or otherwise used in the development, marketing, licensing, sale or support of the products and the services presently offered by the Company. No person other than Company has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

                  (c) Schedule 3.22(c) sets forth a true, correct and complete list, by computer program, of (A) all persons other than the Company that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with or without the giving of notice or passage of time or both) for any of the Owned Software, and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement the source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and identifies with specificity all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation. No Person (other than the Company) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

                  (d) There are no material defects in any computer program included in the Software that would adversely affect the functioning thereof in accordance with any published specifications therefor or in accordance with any warranties given with respect thereto. Each computer program included in the Software is in machine readable form and contains all current revisions.
Schedule 3.22(d) sets forth a true, correct and complete list of current claims of defects by customers of Company under warranties or support and maintenance agreements. Schedule 3.22(d) sets forth a true, correct and complete list of and brief description of the status of, any current developments or efforts with respect to the Owned Software, including without limitation, the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software and software fixes in progress for any person to whom or which the Company has sold, licensed, leased, transferred or otherwise furnished Software or related products or services.

                  (e) None of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company of any version or release of any computer program included in the Software obligates or will obligate Company to pay any royalty, fee or other compensation to any other person.

                  (f) The Company does not market, nor has the Company marketed, and the Company has not supported or is obligated to support, any Licensed Software separate from the Owned Software.

                  (g) Except as specified in Schedule 3.22(g): (A) no agreement, license or other arrangement pertaining to any of the Software (including, without limitation, any development, distribution, marketing, user or maintenance agreement, license or arrangement) to which Company is a party will terminate or become terminable by any party thereto as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby; and (B) all licenses covering Licensed Software are of perpetual duration (subject to provisions allowing Company to terminate and provisions allowing the respective licensors to terminate in the event of a breach by Company).

         3.23.    No Infringement.

         Neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company or any of its successors or assigns of any Owned Software or Intellectual Property Assets (and, to Company's Knowledge, the Licensed Software), as such Software or Intellectual Property Assets, as the case may be, is or was, or is currently contemplated to be sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (A) infringe on any patent, trademark, copyright or other right of any other person, (B) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person or a violation of any relevant agreement governing the license of the Licensed Software to Company, or (C) entitle any other person to any interest therein, or right to compensation from Company or any of its successors or assigns, by reason thereof. The Company has not received any complaint, assertion, threat or allegation or otherwise has notice of any lawsuit, claim, demand, proceeding or investigation involving matters of the type contemplated by the immediately preceding sentence or has Knowledge of any facts or circumstances that could reasonably be expected to give rise to any such lawsuit, claim, demand, proceeding or investigation. There are no restrictions on the ability of Company any of its successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Software or Intellectual Property Assets.

         3.24.    Certain Payments.

         Neither the Company nor any of its directors, officers, agents, or employees, or any other Person associated with or acting for or on behalf of the Company, has (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to improperly obtain favorable treatment in securing business, (ii) to improperly pay for favorable treatment for business secured, (iii) to improperly obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.25.    Disclosure.

                  (a) No representation or warranty of the Company or the Owners in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to the Company or any Owner that has specific application to either the Business of the Company (other than general economic or industry conditions) and that adversely affects the Acquired Assets, the Assumed Liabilities, the Business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Disclosure Schedule.

         3.26.    Relationships with Related Persons.

         Except as set forth in Schedule 3.26, no Related Person of the Company has or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), including any Acquired Asset or Assumed Liability, used in or pertaining to the Business of the Company. No Related Person of the Company owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with the Company.

         3.27.    Brokers or Finders.

         The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.28.    Charter Provisions, Etc.

         The Company has taken all action so that the entering into of this Agreement and the consummation of the Contemplated Transactions do not and will not result in the grant of any rights to any Person (other than the Owners) under the Organizational Documents of the Company or restrict the ability of Per-Se or Purchaser to otherwise exercise the rights of the Company and the Owners with respect to the Acquired Assets and the Assumed Liabilities.

4.       REPRESENTATIONS AND WARRANTIES OF PER-SE AND THE PURCHASER

         Per-Se and the Purchaser represent and warrant to the Company and the Owners as follows:

         4.1.     Organization and Good Standing.

         Per-Se is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio.

         4.2.     Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Per-Se and the Purchaser, enforceable against Per-Se and the Purchaser in accordance with its terms. Upon the execution and delivery by Purchaser of the Employment Agreements, the Employment Agreements will constitute the legal, valid, and binding obligations of the Purchaser, enforceable against Purchaser in accordance with their respective terms. Per-Se and the Purchaser have the right, power, and authority to execute and deliver this Agreement and to perform their respective obligations under this Agreement. Purchaser has the right, power, and authority to execute and deliver the Employment Agreements and to perform its obligations under the Employment Agreements.

                  (b) Neither the execution and delivery of this Agreement by Per-Se or Purchaser nor the consummation or performance of any of the Contemplated Transactions by Per-Se or Purchaser will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any provision of Per-Se's or Purchaser's Organizational Documents;

                           (ii) any resolution adopted by the board of directors or the stockholders of Per-Se or Purchaser;

                           (iii) any Legal Requirement or Order to which Per-Se or Purchaser may be subject; or

                           (iv) any material Contract to which Per-Se or Purchaser is a party or by which Per-Se or Purchaser may be bound.

         Neither Per-Se nor Purchaser is required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3.     Certain Proceedings.

         There is no pending Proceeding that has been commenced against Per-Se or Purchaser and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Per-Se's and Purchaser's Knowledge, no such Proceeding has been Threatened.

         4.4.     Brokers or Finders.

         Neither Per-Se, Purchaser, or their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.       COVENANTS

         5.1.     Access and Investigation.

         Between the date of this Agreement and the Closing Date, the Company will, and will cause its Representatives to, (a) afford Per-Se, Purchaser, and their Representatives (collectively, "Purchaser's Advisors") full and free access to the Acquired Assets, Assumed Liabilities, the personnel, properties (including for purposes of subsurface and other environmental testing), contracts, books and records, and other documents and data of the Company, (b) furnish Per-Se, Purchaser, and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Per-Se or Purchaser may reasonably request, and (c) furnish Per-Se, Purchaser, and Purchaser's Advisors with such additional financial, operating, and other data and information as Per-Se or Purchaser may reasonably request. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Company, the Owners, Per-Se, and the Purchaser will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor hereunder). The Company and the Owners acknowledge and agree that from and after the Closing Per-Se and the Purchaser will have the right to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Acquired Assets and the Assumed Liabilities; provided, however, that the Owners shall have the right to obtain access to such documents, books, records (including Tax records), agreements, and financial data to the extent related to the period prior to the Closing and make photocopies thereof for a proper purpose, such as in connection with the preparation of their Tax Returns.

         5.2.     Operation of the Business of the Company.

         Between the date of this Agreement and the Closing Date, the Company will:

                  (a) conduct the Business of the Company only in the Ordinary Course of Business;

                  (b) use its Best Efforts to preserve intact the current business organization and net working capital, keep available the services of the current officers, employees, and agents, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Per-Se and Purchaser concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Per-Se and Purchaser concerning the status of the Business, the Acquired Assets, the Assumed Liabilities, and the operations and finances of the Company.

         5.3.     Negative Covenant.

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior consent of Per-Se and Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.14 could occur. Except as set forth in Schedule 3.14, during the period from April 4, 2001, through the Closing Date, the Company has not committed and shall not commit to or expend funds individually in an amount in excess of $10,000, or when considered in the aggregate, in an amount in excess of $25,000, without the express written consent of Per-Se and the Purchaser.

         5.4.     Required Approvals.

         As promptly as practicable after the date of this Agreement, the Company and the Owners will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company and the Owners will cooperate with Per-Se and Purchaser with respect to all filings that Per-Se or Purchaser elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

         5.5.     Indebtedness.

         The Company will cause all Indebtedness owed by the Company to be paid in full prior to or simultaneous with Closing.

         5.6.     Company Plans.

         Prior to the Closing Date, the Company shall take all corporate action necessary to terminate, effective no later than the day before the Closing Date, all Company Plans of the Company.

         5.7.     No Negotiation.

         Until such time, if any, as this Agreement is terminated pursuant to
Section 8, neither the Company nor any Owner will directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Per-Se and Purchaser) relating to any transaction involving the sale of the Business, the Acquired Assets, the Assumed Liabilities, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.8.     Best Efforts.

         Between the date of this Agreement and the Closing Date, each of the Parties will use their respective Best Efforts to cause the conditions in Sections 6 and 7 to be satisfied.

         5.9.     Confidentiality.

         The Company and each Owner will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information and deliver promptly to the Purchaser or destroy, at the request and option of Per-Se or the Purchaser, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Company or any Owner is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Company or such Owner will notify Per-Se and the Purchaser promptly of the request or requirement so that Per-Se or the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this Section 5.9. If, in the absence of a protective order or the receipt of a waiver hereunder, the Company or such Owner is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Company or such Owner may disclose the Confidential Information to the tribunal; provided, however, that the Company or such Owner shall use its reasonable efforts to obtain, at the reasonable request of Per-Se or the Purchaser and at Per-Se's or the Purchaser's sole expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Per-Se or the Purchaser shall designate.

         5.10.    Litigation Support.

         Following the Closing, in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Per-Se, the Purchaser, the Company, or the Owners, each of the other Parties will reasonably cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 9 below).

         5.11.    Transition.

         The Company and each of the Owners will use his or its best efforts not to take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with Per-Se and the Purchaser after the Closing as it maintained with the Company prior to the Closing.

         5.12.    Assignment of Interests in Acquired Assets.

         Nothing in this Agreement shall be deemed to constitute or require an assignment or an attempt to assign any of the Acquired Assets if the attempted assignment without the consent of a third party would materially adversely affect in any way the rights of either Company, Per-Se, or Purchaser. If any such consent shall not have been obtained at or prior to the Closing, or the attempted transfer or assignment of any of the Acquired Assets would have an adverse effect on Per-Se, Purchaser or Company, Company will cooperate with Per-Se and Purchaser in any reasonable arrangement designed to provide for Purchaser the rights and benefits of such Acquired Assets, including, enforcing for the benefit of Purchaser any or all rights of Company under any agreements against any other party arising out of the breach or cancellation by such other party, while permitting Purchaser the possession and use of such Acquired Assets for Purchaser's account as if such Acquired Assets had been so transferred, assigned and delivered, or otherwise. Pending the obtaining of such consents, approvals or novations, Purchaser will continue performance of any remaining unfulfilled obligations of Company under any of the agreements in the same manner as though the same were subcontracted to Purchaser on the same terms and conditions as contained in the agreements.

         5.13.    Use of Company Name.

         The Company and the Owners acknowledge and agree that all of their rights in and to, and ownership of, the name of the Company and any names related or substantially similar thereto shall be transferred hereunder to the Purchaser. From and after the Closing, the Company and the Owners shall be prohibited from using such names, except as necessary to effect the change of its corporate name or to evidence that such change has occurred. No later than three (3) days following the Closing Date, the Company and the Owners shall have filed all documents with the appropriate governmental authorities in the State of Ohio, and such other states as the Company is so qualified and registered, to change the name of the Company to a name which does not contain the words "Virtual Information Systems", "VIS", or any other substantially similar words.

         5.14.    Tax Matters.

                  (a) With respect to the transactions contemplated by this Agreement, Per-Se, the Purchaser, the Company, and the Owners will provide each other with such cooperation and information as either of them may reasonably require of the other in connection with the filing of any Tax Return, including Tax Returns relating to the application of the successor employer rules for payroll Tax purposes contained in Code Sections 3121(a)(1) and 3306(b)(1), the determination of a liability for Taxes or a right to a refund for Taxes, or the preparation for litigation or investigation of any claim for Taxes or a right to a refund for Taxes, or the preparation for cooperation and information shall include all relevant Tax Returns, and other documents and records, or portions thereof relating to or necessary in connection with the preparation of records, or portions thereof relating to or necessary in connection with the preparation of such Tax Returns or other determination of Tax Liability. Each Party shall retain all Tax Returns, schedules, workpapers, and all other materials, records or documents until the expiration of the statute of limitations for the taxable years to which such Tax Returns and other documents relate. After expiration of the statute of limitations, a Party shall notify the each other

Party in writing that it desires to dispose of or destroy the Tax Returns and other documents and shall provide such other Parties with the right for thirty
(30) days after the tendering of such notice to copy or take possession of such Tax Returns and other documents. Any information obtained under this provision shall be kept confidential by the Parties, except as may be necessary in connection with the filing of such Tax Returns.

                  (b) Per-Se, the Purchaser and the Company agree to waive compliance with applicable bulk sales notification statutes and regulations, in connection with the sale of the Acquired Assets to the Purchaser.

                  (c) The Parties agree that the Company shall pay the sales Tax and the transfer Tax on the transfer of personal property which constitute the Acquired Assets, and the Company shall indemnify, defend and hold Per-Se and the Purchaser harmless with respect to such Taxes. Each Party shall file, or cooperate with the other Parties in filing, all necessary documentation and Tax Returns with respect to such sales Taxes and transfer Taxes with respect to the Acquired Assets.

6.       CONDITIONS PRECEDENT TO PER-SE'S AND THE PURCHASER'S OBLIGATION TO
         CLOSE

         Per-Se's and Purchaser's obligation to effect the Closing and to take the other actions required to be taken by Per-Se and Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Per-Se or Purchaser, in whole or in part):

         6.1.     Accuracy of Representations.

         The representations and warranties of the Company and the Owners in this Agreement must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if made on the Closing Date.

         6.2.     Performance of Company and Owners.

                  (a) The covenants and obligations that the Company and the Owners are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with.

                  (b) The Company must have delivered each of the following executed documents:

                           (i) an Employment Agreement between Purchaser and each Owner, in the form of Exhibit B (each, an "Employment Agreement");

                           (ii)     a Noncompetition and Assignment of
                  Inventions Agreement with a term of three (3) years, in the form of Exhibit C, executed by each of the Company, and each Owner (each, a "Noncompetition Agreement");

                           (iii) a Release Agreement, in the form of Exhibit D, executed by each Owner, and each executive officer and director of the Company (each, a "Release Agreement");

                           (iv) such instruments and documents as may be requested by Per-Se or Purchaser in order to complete the transfer of the Acquired Assets and the Assumed Liabilities to the Purchaser, including without limitation, a bill of sale and assignment and assumption agreement, in form and substance satisfactory to Per-Se and the Purchaser;

                           (v) a certificate executed by the Company representing and warranting to Per-Se and the Purchaser that each of the Company's and the Owners' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and

                           (vi) a certificate of the Secretary of the Company as to the incumbency of its officers, a copy of a certificate evidencing the incorporation and good standing of the Company, a copy of the articles of incorporation and bylaws of the Company, and a copy of the resolutions adopted by the board of directors and shareholders of the Company with respect to the transactions contemplated by this Agreement.

         6.3.     Consents.

         Each of the Consents identified in Exhibit E must have been obtained and must be in full force and effect.

         6.4.     Release of Security Interests.

         The Company shall have satisfied all obligations owed to its creditors necessary to permit the Purchaser to obtain clear title to the Acquired Assets, or, in the alternative, shall have obtained payoff letters from such creditors, in form and substance satisfactory to Per-Se and the Purchaser, which contain payoff information with respect to the satisfaction such obligations, and provided such payoff letters to Per-Se and the Purchaser.

         6.5.     Additional Documents.

         Each of the following documents shall have been delivered to Per-Se and the Purchaser:

                  (a) an opinion of Deters, Benzinger & LaVelle, P.S.C., counsel to the Company and the Owners, dated the Closing Date, in the form of Exhibit F;

                  (b) estoppel certificate executed on behalf of the landlords of the facility located at 26777 Lorain Road, Suite 403, North Olmstead, Ohio, dated as of a date not more than twenty (20) days prior to the Closing Date, each in the form of Exhibit G; and

                  (c) such other documents as Per-Se or the Purchaser may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 7.3(a), (ii) evidencing the accuracy of the representations and warranties of the Company and the Owners, (iii) evidencing the performance by Company and the Owners of, or the compliance by the Company and the Owners with, any covenant or obligation required to be performed or complied with by the Company and the Owners, (iv) evidencing the satisfaction of any condition referred to in this Section 6, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         6.6.     No Proceedings.

         Since the date of this Agreement, there must not have been commenced or Threatened any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions, or (c) that involves any material claim against the Company.

         6.7.     Termination of Company Plans.

         The Company shall have taken all corporate action necessary to terminate, effective no later than the day before the Closing Date, all Company Plans of the Company which are intended to qualify as tax-qualified retirement plans under Code Section 401(a), and evidence of the same shall have been delivered to Per-Se and the Purchaser.

         6.8.     No Claim Regarding Ownership or Sale Proceeds.

         There must not have been made or Threatened by any Person any claim asserting that such Person (other than the Company or an Owner) (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity, or ownership interest in, the Company, (b) has any interest in or right to acquire the Acquired Assets or the Assumed Liabilities, or (c) is entitled to all or any portion of the Asset Purchase Consideration.

         6.9.     No Prohibition.

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Per-Se, Purchaser or any Person affiliated with Per-Se or Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         6.10.    Due Diligence.

         Per-Se's and Purchaser's due diligence investigation and review and audit of the Disclosure Schedule shall not reveal any fact or circumstance which in Per-Se's or Purchaser's judgment would make the completion of the Contemplated Transactions inappropriate or inadvisable.

7.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE OWNERS' OBLIGATION TO
         CLOSE

         The Company's and the Owners' obligation to effect the Closing and to take the other actions required to be taken by the Company and the Owners at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

         7.1.     Accuracy of Representations.

         Per-Se's and Purchaser's representations and warranties in this Agreement must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on the Closing Date.

         7.2.     Per-Se's and Purchaser's Performance.

                  (a) The covenants and obligations that Per-Se and Purchaser are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with.

                  (b) Purchaser must have executed and delivered each of the Employment Agreements, and Per-Se and the Purchaser must have executed and delivered the Noncompetition Agreements.

         7.3.     Additional Documents.

         Per-Se and Purchaser must have caused the following documents to be delivered to the Company:

                  (a) an opinion of each of Powell, Goldstein, Frazer & Murphy LLP, and Robert Q. Jones, Jr., counsel to Per-Se and the Purchaser, dated the Closing Date, in the form of Exhibit H; and

                  (b) a certificate executed by Per-Se and the Purchaser representing and warranting to the Company that each of Per-Se's and the Purchaser's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                  (c) a certificate of the Secretary of each of Per-Se and the Purchaser as to the incumbency of its respective officers, a copy of a certificate evidencing the incorporation and good standing of each of Per-Se and Purchaser, a copy of the articles or certificate of incorporation and bylaws of each of Per-Se and the Purchaser, and a copy of the resolutions adopted by the board of directors of each of Per-Se and the Purchaser with respect to the transactions contemplated by this Agreement; and

                  (d) such other documents as the Company or the may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 6.5(a), (ii) evidencing the accuracy of any representation or warranty of Per-Se or Purchaser,

(iii) evidencing the performance by Per-Se or Purchaser of, or the compliance by Per-Se and Purchaser with, any covenant or obligation required to be performed or complied with by Per-Se and Purchaser, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.4.     No Injunction.

         There must not be in effect any Legal Requirement or any injunction or other Order that prohibits the Contemplated Transactions.

8.       TERMINATION

         8.1.     Termination Events.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Per-Se or Purchaser on the one hand, or the Company on the other hand, if a material breach of any provision of this Agreement has been committed by the other Party and such breach has not been waived;

                  (b)      (i)      by Per-Se or Purchaser if any of the
conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Per-Se or Purchaser to comply with its respective obligations under this Agreement) and neither Per-Se nor Purchaser has waived such condition on or before the Closing Date; or (ii) by the Company, if any of the conditions in Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Owners to comply with their obligations under this Agreement), and neither the Company nor the Owners has waived such condition on or before the Closing Date;

                  (c) by mutual consent of Per-Se, Purchaser, and the Company; or

                  (d) by either Per-Se or Purchaser on the one hand, or the Company on the other hand, if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 30, 2001, or such later date as the parties may agree upon.

         8.2.     Effect of Termination.

         Each Party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 5.9, 10.1, 10.2, 10.4, 10.13 and 10.15 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

9.       INDEMNIFICATION; REMEDIES

         9.1.     Survival.

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the certificate delivered pursuant to Sections 6.2(b)(v) and 7.3(b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         9.2. Indemnification and Payment of Damages by the Company and the Owners.

         The Company and the Owners, jointly and severally, will indemnify and hold harmless Per-Se, Purchaser, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by the Company or the Owners in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by the Company or Owners pursuant to this Agreement;

                  (b) any breach by the Company or Owners of any covenant or obligation of the Company or Owners in this Agreement;

                  (c) any Liability of the Company which is not included among the Assumed Liabilities; and

                  (d)      any of the Excluded Assets.

         9.3.     Indemnification and Payment of Damages by Per-Se and
                  Purchaser.

         Per-Se and Purchaser will indemnify and hold harmless the Company and the Owners, and will pay to the Company and the Owners the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Per-Se or Purchaser in this Agreement or in any certificate delivered by Per-Se or Purchaser pursuant to this Agreement, or (b) any breach by Per-Se or Purchaser of any covenant or obligation of Per-Se or Purchaser in this Agreement.

         9.4.     Time Limitations.

         If the Closing occurs, neither the Company nor the Owners will have any liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25, and 3.27 unless on or before the three (3) year anniversary of the Closing Date, Per-Se or Purchaser notifies the Company of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Per-Se or Purchaser; a claim with respect to Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25 and 3.27 or a claim for indemnification or reimbursement based upon any other representation or warranty not otherwise specifically referenced above, or any covenant or obligation to be performed and complied by the Company or the Owners, may be made at any time.

         9.5.     Limitations on Amount - Company and Owners.

                  (a) The Company and the Owners will not have any liability (for indemnification or otherwise) with respect to the matters described in Section 9.2 (other than a breach of Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25 and 3.27) until the total of all Damages with respect to such matters exceeds $70,000. The limitation contained in this
Section 9.5(a) shall not apply with respect to any claim with respect to Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25 and 3.27 or a
claim for indemnification or reimbursement based upon any other representation or warranty not otherwise specifically referenced above, or any covenant or obligation to be performed and complied by the Company or the Owners.

                  (b) The Company's and the Owners' maximum liability for Damages with respect to a claim for indemnification or reimbursement based upon a breach of the representations and warranties contained in Article 3 of this Agreement (other than a breach of Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25 and 3.27) shall be limited to and shall not exceed the Asset Purchase Consideration in the aggregate. The limitation contained in this
Section 9.5(b) shall not apply with respect to any claim with respect to Sections 3.1, 3.2, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.17, 3.25 and 3.27 or a
claim for indemnification or reimbursement based upon any other representation or warranty not otherwise specifically referenced above, or any covenant or obligation to be performed and complied by the Company or the Owners.

         9.6.     Limitations on Amount - Per-Se and Purchaser.

                  (a) Neither Per-Se nor Purchaser will have any liability (for indemnification or otherwise) with respect to the matters described in
Section 9.3 until the total of all Damages with respect to such matters exceeds $70,000.

                  (b) Per-Se's and Purchaser's maximum liability for Damages with respect to a claim for indemnification or reimbursement based on a breach of representations and warranties contained in Article 4 of this Agreement shall be limited to and shall not exceed the Asset Purchase Consideration in the aggregate.

         9.7.     Procedure for Indemnification -- Third Party Claims.

                  (a)      Promptly after receipt by an indemnified party under
Section 9.2 or 9.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 9.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) The Company, the Owners, Per-Se, and the Purchaser hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such Persons with respect to such a claim anywhere in the world.

         9.8.     Procedure for Indemnification -- Other Claims.

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.      GENERAL PROVISIONS

         10.1.    Expenses.

         Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

         10.2.    Public Announcements.

         Neither the Company nor the Owners shall issue any press release or make any public announcement relating to the subject matter of this Agreement or the Contemplated Transactions without the prior written approval of Per-Se or the Purchaser. Per-Se or Purchaser, upon prior notice to the Company, may make any public disclosure it believes in good faith is required or permitted by applicable law or any listing or trading agreement concerning its publicly-traded securities.

         10.3.    Notices.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other Parties):

         If to the Company or the Owners:

                  Virtual Information Systems, Inc.
                  6500 Sycamore Road
                  Mentor, Ohio 44060
                  Attention:  Paul M. Helmick
                  Telephone:  (440) 734-2985
                  Telecopier: (630) 982-4224

         with a copy to:

                  Deters, Benzinger & LaVelle, P.S.C.
                  125 East Court Street, Suite 350
                  Cincinnati, Ohio  45202-1201
                  Attention:  Alan J. Hartman
                  Telephone:  (513) 639-7681
                  Telecopier: (513) 639-7684

         If to Per-Se or Purchaser, to:

                  Per-Se Technologies, Inc.
                  2840 Mt. Wilkinson Pkwy.
                  Atlanta GA 30339
                  Attention:  Chris Perkins
                  Telephone:  (770) 444-5300
                  Telecopier: (770) 444-4502

         with a copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  Sixteenth Floor
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention:  Thomas R. McNeill
                  Telephone:  (404) 572-6681
                  Telecopier: (404) 572-6999

         10.4.    Jurisdiction; Service of Process.

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Fulton, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         10.5.    Further Assurances.

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         10.6.    Waiver.

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         10.7.    Entire Agreement and Modification.

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         10.8.    Disclosure Schedule.

                  (a) The disclosures in the Disclosure Schedule must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  (c) No due diligence conducted by Per-Se or Purchaser shall limit or be used as a defense by the Company or the Owners with respect to any claim of breach of a representation, warranty or covenant by the Company or the Owners under this Agreement.

         10.9.    Assignments, Successors, and No Third-Party Rights.

         No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, except that Per-Se and Purchaser may assign any of its rights under this Agreement to any Affiliate of Per-Se or Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and assigns.

         10.10.   Severability.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.11.   Section Headings; Construction.

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.12.   Time of Essence.

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.13.   Governing Law.

         This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

         10.14.   Counterparts.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         10.15.   Arbitration.

         Except as otherwise set forth in this Agreement, all disputes arising out of or under this Agreement shall be settled by arbitration in a location in the Atlanta, Georgia mutually acceptable to the Parties before a single arbitrator pursuant to the rules of the American

Arbitration Association. Arbitration may be commenced at any time by any of the Parties by giving written notice to each other than such dispute has been referred to arbitration under this Section 10.15. The arbitrator shall be selected by the joint agreement of the Parties, but if they do not so agree within twenty (20) days after the date of receipt of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the American Arbitration Association. Any award rendered by the arbitrator shall be conclusive and binding upon the Parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the Parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The arbitrator shall assess, as part of his award to the prevailing Party, all or such part as the arbitrator deems proper of the arbitration expenses of the prevailing Party (including reasonable attorneys' fees) and of the arbitrator against the Party that is unsuccessful in such claim, defense or objection.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first written above.

                                 PER-SE:

                                 Per-Se Technologies, Inc.

                                 By: /s/ CHRIS E. PERKINS
                                    --------------------------------------------
                                         Chris E. Perkins
                                         Executive Vice President and Chief
                                         Financial Officer

                                 PURCHASER:

                                 Health Data Services, Inc.

                                 By: /s/ CHRIS E. PERKINS
                                    --------------------------------------------
                                         Chris E. Perkins
                                         Executive Vice President and Chief
                                         Financial Officer


                                 COMPANY:

                                 Virtual Information Systems, Inc.

                                 By: /s/ PAUL M. HELMICK
                                    --------------------------------------------
                                 Name:   Paul M. Helmick
                                      ------------------------------------------
                                 Title:  President
                                       -----------------------------------------


                                 OWNERS:

                                 /s/ PAUL M. HELMICK
                                 -----------------------------------------------
                                 Paul M. Helmick

                                 /s/ WILLIAM T. ADAMS
                                 -----------------------------------------------
                                 William T. Adams